Exhibit 10.2

EXECUTION VERSION

SECURITY AGREEMENT

THIS SECURITY AGREEMENT, dated as of June 26, 2015, (this “Security Agreement”) is by and among the parties identified as “Grantors” on the signature pages hereto and such other parties as may become Grantors hereunder after the date hereof (individually a “Grantor”, and collectively the “Grantors”) and BANK OF AMERICA, N.A., as administrative agent (in such capacity, the “Administrative Agent”) for the holders of the Secured Obligations referenced below.

W I T N E S S E T H

WHEREAS, a credit facility has been established in favor of FTI Consulting, Inc., a Maryland corporation (the “Company”), pursuant to the terms of that certain Credit Agreement, dated as of the date hereof (as amended, modified, supplemented and extended from time to time, the “Credit Agreement”), among the Company, the Designated Borrowers from time to time party thereto, the Guarantors identified therein, Bank of America, N.A., as Administrative Agent, an L/C Issuer and Swing Line Lender, JPMorgan Chase Bank, N.A., as an L/C Issuer, and the other Lenders from time to time party thereto; and

WHEREAS, this Security Agreement is required under the terms of the Credit Agreement.

NOW, THEREFORE, in consideration of these premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.	Definitions.

(a)	Capitalized terms used and not otherwise defined herein shall have the meanings provided in the Credit Agreement.

(b)	The following terms shall have the meanings assigned thereto in the Uniform Commercial Code in effect in the State of New York on the date hereof: Accession, Account, As-Extracted Collateral, Chattel Paper, Commercial Tort Claim, Consumer Goods, Deposit Account, Document, Electronic Chattel Paper, Equipment, Farm Products, Fixtures, General Intangible, Goods, Instrument, Inventory, Investment Property, Letter-of-Credit Right, Manufactured Home, Money, Proceeds, Software, Standing Timber, Supporting Obligation and Tangible Chattel Paper.

(c)	As used herein, the following terms shall have the meanings set forth below:

“Collateral” has the meaning provided in Section 2 hereof.

“Copyright License” means any written agreement granting any right in, to, or under any Copyright (whether such Grantor is licensee or licensor thereunder), including, without limitation, any thereof referred to in Schedule 6.19 (as such schedule may be amended or supplemented from time to time) to the Credit Agreement.

“Copyrights” means (a) all registered United States copyrights in all Works, now existing or hereafter created or acquired, and all applications in connection therewith, including, without limitation, registrations, recordings and applications in the United States Copyright Office, including, without limitation, any thereof referred to in Schedule 6.19 (as such schedule may be amended or supplemented from time to time) to the Credit Agreement, and (b) all renewals thereof including, without limitation, any thereof referred to in Schedule 6.19 (as such schedule may be amended or supplemented from time to time) to the Credit Agreement.

“Excluded Property” means, with respect to any Loan Party, including any Person that becomes a Loan Party after the Closing Date as contemplated by the Additional Guarantor Provisions, (a) any fee-owned Real Property other than Material Real Property and any leasehold interest in Real Property, (b) motor vehicles and other assets subject to certificates of title, except to the extent a security interest therein can be perfected by the filing of a UCC financing statement, (c) any commercial tort claim with an individual value of less than $5,000,000, (d) governmental licenses or state or local franchises, charters and authorizations and any other property and assets to the extent that the Administrative Agent may not validly possess a security interest therein under applicable laws (including, without limitation, rules and regulations of any governmental authority or agency) or the pledge or creation of a security interest in which would require governmental consent, approval, license or authorization not obtained, other than to the extent such prohibition or limitation is rendered ineffective under the UCC or any other applicable law (including Debtor Relief Laws) or principles of equity notwithstanding such prohibition and other than proceeds and receivables thereof, the assignment of which is expressly deemed effective under the UCC or any other applicable law (including Debtor Relief Laws) or principles of equity notwithstanding such prohibition, (e) any lease, license or agreement or any property subject to a purchase money security interest, Capital Lease or similar arrangement permitted under the Credit Agreement, in each case, to the extent the grant of a security interest therein would violate or invalidate such lease, license or agreement or purchase money or similar arrangement or create a right of termination in favor of, or require a consent not obtained of, any other party thereto (other than the Company or a Restricted Subsidiary) after giving effect to the applicable anti-assignment provisions of the UCC or any other applicable law (including Debtor Relief Laws) or principles of equity, other than proceeds and receivables thereof, the assignment of which is expressly deemed effective under the UCC or any other applicable law (including Debtor Relief Laws) or principles of equity notwithstanding such prohibition, (f) letter of credit rights, except to the extent a security interest therein can be accomplished by the filing of a UCC financing statement (it being understood that no actions shall be required to perfect a security interest in letter of credit rights, other than the filing of a UCC financing statement), (g) any intent-to-use trademark application prior to the filing of a “Statement of Use” or “Amendment to Allege Use” with respect thereto, to the extent, if any, that, and solely during the period, if any, in which the grant of a security interest therein would impair the validity or enforceability of such intent-to-use trademark application under applicable federal law, (h) any Excluded Securities, and (i) assets in circumstances where (A) a security in such asset would result in material tax consequences under Section 956 of the Code, as reasonably determined by the Company, or (B) the cost or burden of obtaining a security interest in such assets, including, without limitation, the cost or burden of title insurance, surveys or flood insurance (if necessary) would be excessive in light of the practical benefit to the Lenders afforded thereby as determined by the Company and the Administrative Agent.

“Excluded Securities” means any of the following:

(a) any Capital Stock or Indebtedness to the extent, and for so long as, the pledge thereof would be prohibited by any applicable Laws;

(b) any Capital Stock of any person that is not a Wholly Owned Subsidiary to the extent (A) that a pledge thereof to secure the Secured Obligations (as defined in the Security Agreement) is prohibited by (i) any applicable organizational documents, joint venture agreement, shareholder agreement, or similar agreement or (ii) any other contractual obligation with an unaffiliated third party not in violation of this Agreement that was existing on the Closing Date or at the time of the acquisition of such subsidiary and was not created in contemplation of such acquisition, but, in the case of this subclause (A), only to the extent, and for so long as, (1) other than with respect to joint venture agreements, such prohibition is not terminated or rendered unenforceable or otherwise deemed ineffective by the Uniform Commercial Code or any other applicable Laws or (2) consent has not been obtained to consummate such pledge (it being understood that the foregoing shall not be deemed to obligate the Company or any Subsidiary to obtain or seek to obtain any such consent) and for so long as such organizational documents, joint venture agreement, shareholder agreement or similar agreement (or other contractual obligation referred to in subclause (A)(ii) above) or replacement or renewal thereof is in effect, or (C) a pledge thereof to secure the Secured Obligations (as defined in the Security Agreement) would give any other party (other than a Loan Party or a Wholly Owned Subsidiary) to any organizational documents, joint venture agreement, shareholder agreement or similar agreement governing such Capital Stock the right to terminate its obligations thereunder, but, in the case of this subclause (C) (other than with respect to joint venture agreements), only to the extent, and for so long as, such right of termination is not terminated or rendered unenforceable or otherwise deemed ineffective by the Uniform Commercial Code or any other applicable Law;

(c) any Capital Stock of (A) any Unrestricted Subsidiary, (B) FTI Capital Advisors LLC, a Maryland limited liability company, or (C) any Immaterial Subsidiary;

(d) any of the Capital Stock of FCN Holdings CV, a Netherlands limited partnership (“CV”), that is entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) and (y) any of the Capital Stock of CV that is not entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) in excess of sixty-five percent (65%) (but only to the extent of such excess) of all such non-voting Capital Stock of CV;

(e) any margin stock (as defined in Regulation U); and

(h) any Capital Stock that is entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) of any CFC or any FSHCO in excess of 65% (but only to the extent of such excess) of all such Capital Stock that is entitled to vote.

“Patent License” means any agreement, whether written or oral, providing for the grant by or to a Grantor of any right to manufacture, use or sell any invention covered by a valid Patent, including, without limitation, any thereof referred to in Schedule 6.19 (as such schedule may be amended or supplemented from time to time) to the Credit Agreement.

“Patents” means (a) all letters patent, certificates of invention, or similar industrial property rights of the United States and all reissues, renewals and extensions thereof, including, without limitation, any letters patent, certificates of invention, or similar industrial property rights referred to in Schedule 6.19 (as such schedule may be amended or supplemented from time to time) to the Credit Agreement, and (b) all applications for letters patent of the United States and all divisions, continuations, continuations-in-part and reexaminations thereof, including, without limitation, any thereof referred to in Schedule 6.19 (as such schedule may be amended or supplemented from time to time) to the Credit Agreement.

“Secured Obligations” means, without duplication, (a) all of the Obligations and (b) all costs and expenses incurred in connection with enforcement and collection of the Obligations, including Attorney Costs.

“Trademark License” means any agreement, written or oral, providing for the grant by or to a Grantor of any right to use any Trademark, including, without limitation, any thereof referred to in Schedule 6.19 (as such schedule may be amended or supplemented from time to time) to the Credit Agreement.

“Trademarks” means (a) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos and other source or business identifiers, and the goodwill associated therewith, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States or any state thereof, or otherwise, including, without limitation, any thereof referred to in Schedule 6.19 (as such schedule may be amended or supplemented from time to time) to the Credit Agreement, and (b) all renewals thereof.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York, provided, that if by reason of any mandatory choice of law provisions governing the perfection or the effect of perfection or non-perfection of the security interests granted herein, the perfection or the effect of perfection or non-perfection of such security interests is governed by the Uniform Commercial Code as in effect in a jurisdiction of the United States other than the State of New York, UCC shall mean the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the perfection or effect of perfection or non-perfection.

““Work” means any work that is subject to copyright protection pursuant to Title 17 of the United States Code.

2.	Grant of Security Interest in the Collateral. To secure the prompt payment and performance in full when due, whether by lapse of time, acceleration, mandatory prepayment or otherwise, of the Secured Obligations, each Grantor hereby grants to the Administrative Agent, for the benefit of the holders of the Secured Obligations, a continuing security interest in, and a right to set off against, any and all right, title and interest of such Grantor in and to all of the following, whether now owned or existing or owned, acquired, or arising hereafter (collectively, the “Collateral”):

(a)	all Accounts;

(b)	all As-Extracted Collateral;

(c)	all Money, cash and currency;

(d)	all Chattel Paper;

(e)	those Commercial Tort Claims identified on Schedule 2(e) attached hereto;

(f)	all Copyrights;

(g)	all Copyright Licenses;

(h)	all Deposit Accounts;

(i)	all Documents;

(j)	all Equipment;

(k)	all Fixtures;

(l)	all General Intangibles;

(m)	all Goods;

(n)	all Instruments;

(o)	all Inventory;

(p)	all Investment Property;

(q)	all Letter-of-Credit Rights;

(r)	all Patents;

(s)	all Patent Licenses;

(t)	all Software;

(u)	all Supporting Obligations;

(v)	all Trademarks;

(w)	all Trademark Licenses;

(x)	all other personal property of such Grantor of whatever type or description; and

(y)	to the extent not otherwise included, all Accessions and all Proceeds of any and all of the foregoing.

Notwithstanding anything to the contrary contained herein , the security interests granted under this Security Agreement shall not extend to any Property that is subject to a Lien securing Indebtedness permitted under Section 8.01(b), (i) or (p) of the Credit Agreement pursuant to documents that prohibit such Grantor from granting any other Liens in such Property.

Notwithstanding anything to the contrary set forth in any Loan Document, the Collateral shall not include any Excluded Property or any Capital Stock of Foreign Subsidiaries (a) in the nature of directors’ qualifying shares and other nominal amounts of shares sold or issued to foreign nationals or other third parties to the extent required pursuant to applicable law or (b) sold or issued to Employees pursuant to a Subsidiary Employee Plan. As used herein, “Voting Equity” means Capital Stock which is entitled to vote (for purposes of Treas. Reg. Section 1.956-2(c)(2)).

Notwithstanding anything to the contrary contained herein or in any other Loan Document, the Grantors shall not include any of the Designated Borrowers.

The Grantors and the Administrative Agent, on behalf of the holders of the Secured Obligations, hereby acknowledge and agree that the security interest created hereby in the Collateral (i) constitutes continuing collateral security for all of the Secured Obligations, whether now existing or hereafter arising and (ii) is not to be construed as an assignment of any Copyrights, Copyright Licenses, Patents, Patent Licenses, Trademarks or Trademark Licenses.

3.	Provisions Relating to Accounts.

(a)

Anything herein to the contrary notwithstanding, each of the Grantors shall remain liable under each of the Accounts to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise to each such Account. Neither the Administrative Agent nor any holder of the Secured Obligations shall have any obligation or liability under any Account (or any agreement giving rise thereto) by reason of or arising out of this Security Agreement or the receipt by the Administrative Agent or any holder of the Secured Obligations of any payment relating to such Account pursuant hereto, nor shall the Administrative Agent or any holder of the Secured Obligations be obligated in any manner to perform any of the obligations of a Grantor under or pursuant to any Account (or any agreement giving rise thereto), to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party under any Account (or any agreement giving rise thereto), to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts that may have been assigned to it or to which it may be entitled at any time or times.

(b)	At any time after the occurrence and during the continuation of an Event of Default, (i) the Administrative Agent shall have the right, but not the obligation, to make test verifications of the Accounts in any manner and through any medium that it reasonably considers advisable, and the Grantors shall furnish all such assistance and information as the Administrative Agent may reasonably require in connection with such test verifications and (ii) the Administrative Agent in its own name or in the name of others may communicate with account debtors on the Accounts to verify with them to the Administrative Agent’s satisfaction the existence, amount and terms of any Accounts.

4.	Representations and Warranties. Each Grantor represents and warrants to the Administrative Agent, for the benefit of the holders of the Secured Obligations (other than with respect to Excluded Property), that:

(a)	Ownership. Subject to the second paragraph of Section 2 hereof, each Grantor is the legal and beneficial owner of its Collateral and has the right to pledge, sell, assign or transfer the same.

(b)	Security Interest/Priority. This Security Agreement creates a valid security interest in favor of the Administrative Agent, for the benefit of the holders of the Secured Obligations, in the Collateral of such Grantor and upon (1) the proper filing of (a) UCC financing statements (including fixture filings to the extent applicable) in the applicable jurisdictions (and payment of the applicable fees), (b) in the case of Patents, a Notice of Grant of Security Interest in Patents with the United States Patent and Trademark Office, (c) in the case of Trademarks, a Notice of Grant of Security Interest in Trademarks with the United States Patent and Trademark Office and (d) in the case of Copyrights, a Notice of Grant of Security Interest in Copyrights with the United States Copyright Office, (2) sufficient description of Commercial Tort Claims, (3) consent of the issuer with respect to Letter-of-Credit Rights, (4) in the case of Equipment that is covered by a certificate of title, the filing with the registrar of motor vehicles or other appropriate authority in the applicable jurisdiction of an application requesting the notation of the security interest created hereunder on such certificate of title, (5) in the case of any Deposit Account, the execution and delivery to Administrative Agent of a Control Agreement, such security interests in the Collateral (other than Commercial Tort Claims until so sufficiently described and Money which has not been transferred to or deposited in a Deposit Account or Securities Account in which the Administrative Agent has a perfected security interest under the UCC) and (6) if applicable, compliance with any other statute, regulation or treaty referred to in Section 9-311(a) of the UCC, such security interest shall constitute a valid first priority perfected security interest in the Collateral, prior to all other Liens on such Collateral except for Permitted Liens.

(c)	Types of Collateral. None of the Collateral consists of, or is the Accessions or the Proceeds of, As-Extracted Collateral, Consumer Goods, Farm Products, Manufactured Homes, or Standing Timber.

(d)

Accounts. (i) Each Account of the Grantors and the papers and documents relating thereto are genuine and in all material respects what they purport to be, (ii) each Account arises out of (A) a bona fide sale of goods sold and delivered by such Grantor (or is in the process of being delivered) or (B) services theretofore actually rendered (or in the process of being rendered) by such Grantor to, the account debtor named therein, and (iii) no surety bond was required or given in connection with any Account of a Grantor or the contracts or purchase orders out of which they arose.

(e)	Inventory. No Inventory of a Grantor is held by any Person other than a Grantor pursuant to consignment, sale or return, sale on approval or similar arrangement.

(f)	Commercial Tort Claims. As of the Closing Date, no Grantor has any Commercial Tort Claims seeking damages in excess of $5,000,000.

5.	Covenants. So long as Full Satisfaction has not occurred, each Grantor covenants that such Grantor shall:

(a)	Other Liens. Defend the Collateral against the claims and demands of all other parties claiming an interest therein other than Permitted Liens.

(b)	Instruments/Tangible Chattel Paper/Documents. If any amount in excess of $500,000 payable under or in connection with any of the Collateral shall be or become evidenced by any Instrument or Tangible Chattel Paper, or if any property constituting Collateral shall be stored or shipped subject to a Document, (i) ensure that such Instrument, Tangible Chattel Paper or Document is either in the possession of such Grantor at all times (unless deposited for collection or otherwise presented for payment) or, if requested by the Administrative Agent, is promptly delivered to the Administrative Agent, duly endorsed in a manner reasonably satisfactory to the Administrative Agent and (ii) ensure that any Collateral consisting of Tangible Chattel Paper is marked with a legend reasonably acceptable to the Administrative Agent indicating the Administrative Agent’s security interest in such Tangible Chattel Paper.

(c)

Perfection of Security Interest. Execute and deliver to the Administrative Agent such agreements, assignments or instruments (including affidavits, notices, reaffirmations and amendments and restatements of existing documents, as the Administrative Agent may reasonably request) and do all such other things as the Administrative Agent may reasonably deem necessary or appropriate (i) to assure to the Administrative Agent the effectiveness and priority of its security interests in the Collateral hereunder, including (A) such instruments as the Administrative Agent may from time to time reasonably request in order to perfect and maintain the security interests granted hereunder in accordance with the UCC, (B) with regard to Copyrights, a Notice of Grant of Security Interest in Copyrights for filing with the United States Copyright Office in the form of Exhibit 5(B) attached hereto, (C) with regard to Patents, a Notice of Grant of Security Interest in Patents for filing with the United States Patent and Trademark Office in the form of Schedule 5(C) attached hereto and (D) with regard to Trademarks registered with the United States Patent and Trademark Office and Trademarks for which a registration is pending or is otherwise applied for with the United States Patent and Trademark Office, a Notice of Grant of Security Interest in Trademarks for filing with the United States Patent and Trademark Office in the form of Schedule 5(D) attached hereto, (ii) to consummate the transactions contemplated hereby and (iii) to otherwise protect and assure the Administrative Agent of its rights and interests hereunder. Each Grantor hereby authorizes the Administrative Agent at any time and from time to time to file in any relevant jurisdiction in the United States any financing statements (including any continuations), amendments thereto or other documents (i) that contain the information required by Article 9 of the UCC of each such applicable jurisdiction for the filing of any financing statement or amendment relating to the Collateral, including, without limitation, whether such Grantor is an organization, the type of organization and any organizational identification number issued to such Grantor, (ii) without the signature of such Grantor where permitted by law, (iii) that contain a description or indication of collateral as “all assets now owned or hereafter acquired by the Grantor or in which Grantor otherwise has rights” or “all personal property of the debtor, now owned or hereafter acquired” or words of similar import or (iv) that contain a sufficient description of the real property to which such Collateral relates and any other information requested by Administrative Agent in the case of a financing statement filed as a fixture filing or covering Collateral constituting minerals or the like to be extracted or timber to be cut. Each Grantor agrees to provide all information described in the immediately preceding sentence to Administrative Agent promptly upon reasonable request by Administrative Agent and, if required, to execute any such financing statements (including any continuations) or amendments thereto. In addition, each Grantor also hereby irrevocably makes, constitutes and appoints the Administrative Agent, its nominee or any other Person whom the Administrative Agent may designate, as such Grantor’s attorney-in-fact with full power and for the limited purpose to sign in the name of such Grantor any such financing statements (including renewal statements), continuations, amendments and supplements, notices or any similar documents that in the Administrative Agent’s reasonable discretion would be necessary or appropriate in order to perfect and maintain perfection of the security interests granted hereunder, such power, being coupled with an interest, being and remaining irrevocable so long as the Secured Obligations remain unpaid and until the commitments relating thereto shall have been terminated. Each Grantor hereby agrees that a carbon, photographic or other reproduction of this Security Agreement or any such financing statement is sufficient for filing as a financing statement by the Administrative Agent without notice thereof to such Grantor wherever the Administrative Agent may in its sole discretion desire to file the same. In the event for any reason the law of any jurisdiction other than New York becomes or is applicable to the Collateral of any Grantor or any part thereof, or to any of the Secured Obligations, such Grantor agrees to execute and deliver all such instruments and to do all such other things as the Administrative Agent reasonably deems necessary or appropriate to preserve, protect and enforce the security interests of the Administrative Agent under the law of such other jurisdiction (and, if a Grantor shall fail to do so promptly upon the request of the Administrative Agent, then the Administrative Agent may execute any and all such requested documents on behalf of such Grantor pursuant to the power of attorney granted hereinabove). If any Collateral with a fair market value in excess of $500,000 is in the possession or control of a Grantor’s agents and the Administrative Agent so requests, such Grantor agrees to notify such agents in writing of the Administrative Agent’s security interest therein and, upon the Administrative Agent’s request, instruct them to hold all such Collateral for the account of the holders of the Secured Obligations and subject to the Administrative Agent’s instructions. Each Grantor agrees (and agrees to cause each of its direct and indirect Domestic Subsidiaries) to mark its books and records to reflect the security interest of the Administrative Agent in the Collateral. Notwithstanding the foregoing, (i) no Grantor shall be required to take any action to perfect the security interest of the Administrative Agent in any motor vehicles or other Equipment covered by certificate of title laws in any applicable jurisdiction or other personal Property in respect of which perfection of a Lien is not accomplished by the filing of a UCC financing statement under Article 9 of the UCC and (ii) except as set forth in Section 5(d) below and in the Pledge Agreement, no Grantor shall be required to take any action to provide to the Administrative Agent control within the meaning of the UCC with respect to Deposit Accounts, Security Accounts, Commodities Accounts, Investment Property, Letter of Credit Rights and Electronic Chattel Paper.

(d)	Control. Solely after the occurrence and during the continuation of an Event of Default, execute and deliver all agreements, assignments, instruments or other documents as the Administrative Agent shall reasonably request for the purpose of obtaining and maintaining control within the meaning of the UCC with respect to any Collateral consisting of Deposit Accounts, Securities Accounts, other Investment Property, Letter-of-Credit Rights and Electronic Chattel Paper.

(e)	Collateral held by Warehouseman, Bailee, etc. If any material portion of Collateral is at any time in the possession or control of a warehouseman, bailee, agent or processor of such Grantor, (i) notify the Administrative Agent of such possession or control and (ii) upon Administrative Agent’s written request, (x) notify such Person of the Administrative Agent’s security interest in such Collateral, (y) upon Administrative Agent’s written request, instruct such Person to hold all such Collateral for the Administrative Agent’s account and subject to the Administrative Agent’s instructions and (z) upon Administrative Agent’s written request, use its commercially reasonable efforts to obtain an acknowledgment from such Person that it is holding such Collateral for the benefit of the Administrative Agent; provided that commercially reasonable efforts shall not obligate any Grantor to enter into any amendment to any agreement or lease or any other arrangement (including, the payment of any fees or expense reimbursements) which is disadvantageous to such Grantor in its sole judgment.

(f)	Treatment of Accounts. Not grant or extend the time for payment of any Account, or compromise or settle any Account for less than the full amount thereof, or release any Person or property, in whole or in part, from payment thereof, or allow any credit or discount thereon, other than as deemed appropriate by such Grantor in its reasonable business judgment, or as required by law.

(g)	Covenants Relating to Copyrights.

(i) Not do any act or knowingly omit to do any act whereby any registered Copyright may become invalidated unless such invalidation could not reasonably be expected to have a Material Adverse Effect and (A) not do any act, or knowingly omit to do any act, whereby any registered Copyright may become injected into the public domain, unless such act or omission could not reasonably be expected to have a Material Adverse Effect, (B) notify the Administrative Agent immediately if it knows that any registered Copyright may become injected into the public domain or of any adverse determination or development (including, without limitation, the institution of, or any such determination or development in, any court or tribunal in the United States) regarding a Grantor’s ownership of any such Copyright or its validity, in each case, that would reasonably be expected to have a Material Adverse Effect, (C) take all necessary steps as it shall deem appropriate under the circumstances, to maintain and pursue each application (and to obtain the relevant registration) and to maintain each registration of each Copyright owned by a Grantor including, without limitation, filing of applications for renewal where necessary, unless failure to do so could not reasonably be expected to have a Material Adverse Effect and (D) promptly notify the Administrative Agent of any infringement of any Copyright of a Grantor of which it becomes aware that would reasonably be expected to have a Material Adverse Effect and take such actions as it shall reasonably deem appropriate under the circumstances to protect such Copyright, including, where appropriate, the bringing of suit for infringement, seeking injunctive relief and seeking to recover any and all damages for such infringement.

(ii) Not make any assignment or agreement in conflict with the security interest in the Copyrights of each Grantor hereunder that would reasonably expected to result in a Material Adverse Effect.

(h)	Covenants Relating to Patents and Trademarks.

(i) Except in connection with a Disposition permitted under Section 8.05 of the Credit Agreement or to the extent that failure to so act or refrain from acting could not reasonably be expected to have a Material Adverse Effect (A) continue to use each registered Trademark on each and every trademark class of goods applicable to its current line as reflected in its current catalogs, brochures and price lists in order to maintain such Trademark in full force free from any claim of abandonment for non-use, (B) maintain as in the past the quality of products and services offered under such Trademark, (C) employ such Trademark with the appropriate notice of registration, (D) not adopt or use any mark that is confusingly similar or a colorable imitation of such Trademark unless the Administrative Agent, for the ratable benefit of the holders of the Secured Obligations, shall obtain a perfected security interest in such mark pursuant to this Security Agreement and (E) not (and not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby any Trademark may become invalidated.

(ii) Not do any act, or omit to do any act, whereby any Patent may become abandoned or dedicated that would reasonably expected to result in a Material Adverse Effect.

(iii) Notify the Administrative Agent promptly if it knows that any application or registration relating to any Patent or Trademark may become abandoned or dedicated, or of any adverse determination or development (including, without limitation, the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office) regarding a Grantor’s ownership of any such Patent or Trademark or its right to register the same or to keep and maintain the same, in each case, that would reasonably be expected to have a Material Adverse Effect.

(iv) Upon request of the Administrative Agent, a Grantor shall execute and deliver any and all agreements, instruments, documents and papers as the Administrative Agent may reasonably request to evidence the security interest of the Administrative Agent and the holders of the Secured Obligations in any Patent or Trademark and the goodwill and general intangibles of a Grantor relating thereto or represented thereby.

(v) Take all reasonable and necessary steps, including, without limitation, in any proceeding before the United States Patent and Trademark Office, to maintain and pursue each application (and to obtain the relevant registration) and to maintain each registration of the Patents and Trademarks, including, without limitation, filing of applications for renewal, affidavits of use and affidavits of incontestability, unless failure to do so could not reasonably be expected to have a Material Adverse Effect.

(vi) (A) Promptly notify the Administrative Agent after it learns that any Patent or Trademark included in the Collateral is infringed, misappropriated or diluted by a third party and promptly sue for infringement, misappropriation or dilution, to seek injunctive relief where appropriate, unless such infringement, misappropriation or dilution could not reasonably be expected to have a Material Adverse Effect, and (B) to recover any and all damages for such infringement, misappropriation or dilution or to take such other actions as it shall reasonably deem appropriate under the circumstances to protect such Patent or Trademark, in each case, unless failure to do so could not reasonably be expected to have a Material Adverse Effect.

(vii) Not make any assignment or agreement in conflict with the security interest in the Patents or Trademarks of each Grantor hereunder that would reasonably expected to result in a Material Adverse Effect.

(i)	Insurance. Insure, repair and replace the Collateral of such Grantor to the extent required under the Credit Agreement. All insurance proceeds of Collateral shall be subject to the security interest of the Administrative Agent hereunder.

(j)	Commercial Tort Claims.

(i) Promptly notify the Administrative Agent in writing at least once per fiscal quarter of the initiation of any Commercial Tort Claim seeking damages in excess of $5,000,000 before any Governmental Authority by or in favor of such Grantor;

(ii) Execute and deliver such statements, documents and notices and do and cause to be done all such things as the Administrative Agent may reasonably deem necessary or appropriate, or as are required by law, to create, perfect and maintain the Administrative Agent’s security interest in any such Commercial Tort Claim.

(k)	Change in Jurisdiction, Name, Etc.

(i) Provide not less than 5 days’ prior written notice (or such lesser notice period or subsequent notice thereof, as agreed to by the Administrative Agent) to the Administrative Agent, and deliver to the Administrative Agent all additional financing statements, information and other documents reasonably requested by the Administrative Agent to maintain the validity, perfection and priority of the security interests provided for herein, in connection with a change (other than any interim step in connection with a Permitted Restructuring) in any of the following with respect to any Grantor:

(1)	legal name, identity, type of organization or corporate structure;

(2)	location of its chief executive office; or

(3)	Federal Taxpayer Identification Number or organizational identification number (if any); or

(4)	jurisdiction of organization (in each case, including by merging with or into any other entity, reorganizing, organizing, dissolving, liquidating, reincorporating or incorporating in any other jurisdiction).

(ii) Execute and deliver such statements, documents and notices and do and cause to be done all such things as the Administrative Agent may reasonably deem necessary or appropriate or as are required by law, to create, perfect and maintain the Administrative Agent’s security interest in the Collateral.

(iii) Upon request of the Administrative Agent, promptly provide certified Organizational Documents reflecting any of the changes described in this Section 5(k).

6.

Advances by Holders of the Secured Obligations. On failure of any Grantor to perform any of the covenants and agreements contained herein which constitutes an Event of Default and solely while such Event of Default continues, the Administrative Agent may, at its sole option and in its sole discretion, upon written notice to the Grantors, perform the same and in so doing may expend such sums as the Administrative Agent may reasonably deem advisable in the performance thereof, including, without limitation, the payment of any insurance premiums, the payment of any taxes, a payment to obtain a release of a Lien or potential Lien, expenditures made in defending against any adverse claim and all other expenditures that the Administrative Agent or the holders of the Secured Obligations may make for the protection of the security hereof or that may be compelled to make by operation of law. All such sums and amounts so expended shall be repayable by the Grantors on a joint and several basis (subject to Section 23 hereof) and shall constitute additional Secured Obligations and shall bear interest from the date said amounts are expended at the interest rate for Base Rate Loans. No such performance of any covenant or agreement by the Administrative Agent or the holders of the Secured Obligations on behalf of any Grantor, and no such advance or expenditure therefor, shall relieve the Grantors of any default under the terms of this Security Agreement, the other Loan Documents or any other documents relating to the Secured Obligations.

7.	Remedies.

(a)

General Remedies. Upon the occurrence of an Event of Default and during the continuation thereof, the Administrative Agent shall have, in addition to the rights and remedies provided herein, in the Loan Documents, in any other documents relating to the Secured Obligations, or by law (including, without limitation, levy of attachment and garnishment), the rights and remedies of a secured party under the UCC of the jurisdiction applicable to the affected Collateral and, further, the Administrative Agent may, with or without judicial process or the aid and assistance of others to the extent permitted by applicable law, (i) enter on any premises on which any of the Collateral may be located and, without resistance or interference by the Grantors, take possession of the Collateral, (ii) dispose of any Collateral on any such premises, (iii) require the Grantors to assemble and make available to the Administrative Agent at the expense of the Grantors any Collateral at any place and time designated by the Administrative Agent that is reasonably convenient to both parties, (iv) remove any Collateral from any such premises for the purpose of effecting sale or other disposition thereof and/or (v) without demand and without advertisement, notice, hearing or process of law, all of which each of the Grantors hereby waives to the fullest extent permitted by law, at any place and time or times, sell and deliver any or all Collateral held by or for it at public or private sale, by one or more contracts, in one or more parcels, for cash, upon credit or otherwise, at such prices and upon such terms as the Administrative Agent deems advisable, in its sole discretion (subject to any and all mandatory legal requirements). Each of the Grantors acknowledges that any private sale referenced above may be at prices and on terms less favorable to the seller than the prices and terms that might have been obtained at a public sale and agrees that such private sale shall be deemed to have been made in a commercially reasonable manner. Neither the Administrative Agent’s compliance with applicable law nor its disclaimer of warranties relating to the Collateral shall be considered to adversely affect the commercial reasonableness of any sale. Each Grantor agrees that, to the extent notice of sale shall be required by law and has not been waived by such Grantor, any requirement of reasonable notice shall be met if notice, specifying the place of any public sale or the time after which any private sale is to be made, is personally served on or mailed, postage prepaid, to such Grantor, in accordance with the notice provisions of Section 11.02 of the Credit Agreement at least ten Business Days before the time of such sale. The Administrative Agent and the holders of the Secured Obligations shall not be obligated to make any sale or other disposition of the Collateral regardless of notice having been given. To the extent permitted by law, any holder of the

Secured Obligations may be a purchaser at any such sale. To the extent permitted by applicable law, each of the Grantors hereby waives all of its rights of redemption with respect to any such sale. Subject to the provisions of applicable law, the Administrative Agent and the holders of the Secured Obligations may postpone or cause the postponement of the sale of all or any portion of the Collateral by announcement at the time and place of such sale, and such sale may, without further notice, to the extent permitted by law, be made at the time and place to which the sale was postponed, or the Administrative Agent and the holders of the Secured Obligations may further postpone such sale by announcement made at such time and place.

(b)	Remedies relating to Accounts. Upon the occurrence of an Event of Default and during the continuation thereof, whether or not the Administrative Agent has exercised any or all of its rights and remedies hereunder (i) each Grantor will promptly upon written request of the Administrative Agent instruct all account debtors to remit all payments in respect of Accounts to a mailing location selected by the Administrative Agent and (ii) upon written notice to the Grantors, the Administrative Agent shall have the right to enforce any Grantor’s rights against its customers and account debtors, and the Administrative Agent or its designee may notify any Grantor’s customers and account debtors that the Accounts of such Grantor have been assigned to the Administrative Agent or of the Administrative Agent’s security interest therein, and may (either in its own name or in the name of a Grantor or both) demand, collect (including without limitation by way of a lockbox arrangement), receive, take receipt for, sell, sue for, compound, settle, compromise and give acquittance for any and all amounts due or to become due on any Account, and, in the Administrative Agent’s reasonable discretion, file any claim or take any other action or proceeding to protect and realize upon the security interest of the holders of the Secured Obligations in the Accounts. Each Grantor acknowledges and agrees that the Proceeds of its Accounts remitted to or on behalf of the Administrative Agent in accordance with the provisions hereof shall be solely for the Administrative Agent’s own convenience and that such Grantor shall not have any right, title or interest in such Accounts or in any such other amounts except as expressly provided herein. The Administrative Agent and the holders of the Secured Obligations shall have no liability or responsibility to any Grantor for acceptance of a check, draft or other order for payment of money bearing the legend “payment in full” or words of similar import or any other restrictive legend or endorsement or be responsible for determining the correctness of any remittance.

(c)	Access. In addition to the rights and remedies hereunder, upon the occurrence of an Event of Default and during the continuation thereof, the Administrative Agent shall have the right, subject to applicable law, to enter and remain upon the various premises of the Grantors without cost or charge to the Administrative Agent at any time during normal business hours and without advanced notice, and use the same, together with materials, supplies, books and records of the Grantors for the purpose of collecting and liquidating the Collateral, or for preparing for sale and conducting the sale of the Collateral, whether by foreclosure, auction or otherwise. In addition, upon the occurrence and during the continuation of an Event of Default the Administrative Agent may remove Collateral, or any part thereof, from such premises and/or any records with respect thereto, in order to effectively collect or liquidate such Collateral.

(d)

Nonexclusive Nature of Remedies. Failure by the Administrative Agent or the holders of the Secured Obligations to exercise any right, remedy or option under this Security Agreement, any other Loan Document, any other documents relating to the Secured

Obligations, or as provided by law, or any delay by the Administrative Agent or the holders of the Secured Obligations in exercising the same, shall not operate as a waiver of any such right, remedy or option. No waiver hereunder shall be effective unless it is in writing, signed by the party against whom such waiver is sought to be enforced and then only to the extent specifically stated, which in the case of the Administrative Agent or the holders of the Secured Obligations shall only be granted as provided herein. To the extent permitted by law, neither the Administrative Agent, the holders of the Secured Obligations, nor any party acting as attorney for the Administrative Agent or the holders of the Secured Obligations, shall be liable hereunder for any acts or omissions or for any error of judgment or mistake of fact or law other than their gross negligence or willful misconduct hereunder. The rights and remedies of the Administrative Agents and the holders of the Secured Obligations under this Security Agreement shall be cumulative and not exclusive of any other right or remedy that the Administrative Agent or the holders of the Secured Obligations may have.

(e)	Retention of Collateral. To the extent permitted under applicable law, in addition to the rights and remedies hereunder, upon the occurrence of an Event of Default and during the continuation thereof, the Administrative Agent may, after providing the notices required by Sections 9-620 and 9-621 of the UCC or otherwise complying with the requirements of applicable law of the relevant jurisdiction, accept or retain all or any portion of the Collateral in satisfaction of the Secured Obligations. Unless and until the Administrative Agent shall have provided such notices, however, the Administrative Agent shall not be deemed to have accepted or retained any Collateral in satisfaction of any Secured Obligations for any reason.

(f)	Deficiency. In the event that the proceeds of any sale, collection or realization are insufficient to pay all amounts to which the Administrative Agent or the holders of the Secured Obligations are legally entitled, the Grantors shall be jointly and severally liable for the deficiency (subject to Section 23 hereof), together with interest thereon at the Default Rate for Base Rate Loans, together with the costs of collection and Attorney Costs. Any surplus remaining after the full payment and satisfaction of the Secured Obligations shall be returned to the Grantors or to whomsoever a court of competent jurisdiction shall determine to be entitled thereto.

8.	Rights of the Administrative Agent.

(a)	Power of Attorney. Upon the occurrence and during the continuation of an Event of Default, in addition to other powers of attorney contained herein, each Grantor hereby designates and appoints the Administrative Agent, on behalf of the holders of the Secured Obligations, and each of its designees or agents, as attorney-in-fact of such Grantor, irrevocably and with power of substitution, with authority to take any or all of the following actions upon the occurrence and during the continuation of an Event of Default:

(i) to demand, collect, settle, compromise and adjust, and give discharges and releases concerning the Collateral, all as the Administrative Agent may reasonably deem appropriate;

(ii) to commence and prosecute any actions at any court for the purposes of collecting any of the Collateral and enforcing any other right in respect thereof;

(iii) to defend, settle or compromise any action brought in connection with the Collateral and, in connection therewith, give such discharge or release as the Administrative Agent may reasonably deem appropriate;

(iv) to receive, open and dispose of mail addressed to a Grantor and endorse checks, notes, drafts, acceptances, money orders, bills of lading, warehouse receipts or other instruments or documents evidencing payment, shipment or storage of the goods giving rise to the Collateral on behalf of and in the name of such Grantor, or securing, or relating to such Collateral;

(v) to pay or discharge taxes, liens, security interests or other encumbrances levied or placed on or threatened against the Collateral;

(vi) to direct any parties liable for any payment in connection with any of the Collateral to make payment of any and all monies due and to become due thereunder directly to the Administrative Agent or as the Administrative Agent shall direct;

(vii) to receive payment of and receipt for any and all monies, claims, and other amounts due and to become due at any time in respect of or arising out of any Collateral;

(viii) to sell, assign, transfer, make any agreement in respect of, or otherwise deal with or exercise rights in respect of, any Collateral or the goods or services that have given rise thereto, as fully and completely as though the Administrative Agent were the absolute owner thereof for all purposes;

(ix) to adjust and settle claims under any insurance policy relating thereto;

(x) to execute and deliver all assignments, conveyances, statements, financing statements, renewal financing statements, security and pledge agreements, affidavits, notices and other agreements, instruments and documents that the Administrative Agent may reasonably deem appropriate in order to perfect and maintain the security interests and liens granted in this Security Agreement and in order to fully consummate all of the transactions contemplated therein;

(xi) to institute any foreclosure proceedings that the Administrative Agent may reasonably deem appropriate; and

(xii) to do and perform all such other acts and things as the Administrative Agent may reasonably deem appropriate in connection with the Collateral.

This power of attorney is a power coupled with an interest and shall be irrevocable for so long as any Event of Default is continuing. The Administrative Agent shall be under no duty to exercise or withhold the exercise of any of the rights, powers, privileges and options expressly or implicitly granted to the Administrative Agent in this Security Agreement, and shall not be liable for any failure to do so or any delay in doing so. The Administrative Agent shall not be liable for any act or omission or for any error of judgment or any mistake of fact or law in its individual capacity or its capacity as attorney-in-fact except acts or omissions resulting from its gross negligence or willful misconduct. This power of attorney is conferred on the Administrative Agent solely to protect, preserve and realize upon its security interest in the Collateral.

(b)	Performance by the Administrative Agent of Obligations. If any Grantor fails to perform any agreement or obligation contained herein which constitutes an Event of Default and while such Event of Default continues, the Administrative Agent itself may perform, or cause performance of, such agreement or obligation, and the expenses of the Administrative Agent incurred in connection therewith shall be payable by the Grantors on a joint and several basis (subject to Section 23 hereof).

(c)	The Administrative Agent’s Duty of Care. Other than the exercise of reasonable care to assure the safe custody of the Collateral while being held by the Administrative Agent hereunder and to account for all proceeds thereof, the Administrative Agent shall have no duty or liability to preserve rights pertaining thereto, it being understood and agreed that the Grantors shall be responsible for preservation of all rights in the Collateral, and the Administrative Agent shall be relieved of all responsibility for the Collateral upon surrendering it or tendering the surrender of it to the Grantors. The Administrative Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if such Collateral is accorded treatment substantially equal to that which the Administrative Agent accords its own property, which shall be no less than the treatment employed by a reasonable and prudent agent in the industry, it being understood that the Administrative Agent shall not have responsibility for taking any necessary steps to preserve rights against any parties with respect to any of the Collateral. In the event of a public or private sale of Collateral pursuant to Section 7 hereof, the Administrative Agent shall have no obligation to clean, repair or otherwise prepare the Collateral for sale.

9.	Rights of Required Lenders. All rights of the Administrative Agent hereunder, if not exercised by the Administrative Agent, may be exercised by the Required Lenders.

10.	Application of Proceeds. Upon the occurrence and during the continuation of an Event of Default, any payments in respect of the Secured Obligations and any proceeds of the Collateral, when received by the Administrative Agent or any of the holders of the Secured Obligations in cash or its equivalent, will be applied in reduction of the Secured Obligations in the order set forth in the Credit Agreement.

11.	Continuing Agreement.

(a)	This Security Agreement shall be a continuing agreement in every respect and shall remain in full force and effect until the earlier of (i) the Ratings Collateral Release Date or (ii) the date upon which Full Satisfaction has occurred. Upon the Ratings Collateral Release Date or Full Satisfaction occurring, this Security Agreement and the liens and security interests of the Administrative Agent hereunder shall be automatically terminated and the Administrative Agent shall, upon the request and at the expense of the Grantors, forthwith release all of its liens and security interests hereunder and shall execute and deliver all UCC termination statements and/or other documents reasonably requested by the Grantors evidencing such termination and return to Grantors or deliver to such other Person as any such Grantor may designate all Collateral in its possession. In addition, the Administrative Agent shall release its liens and security interests hereunder in accordance with Section 11.17 of the Credit Agreement. Notwithstanding the foregoing, all releases and indemnities provided hereunder shall survive termination of this Security Agreement.

(b)	This Security Agreement shall continue to be effective or be automatically reinstated, as the case may be, (i) upon a Collateral Reinstatement Event after the occurrence of the Ratings Collateral Release Date in accordance with the terms of the Credit Agreement or (ii) if at any time payment, in whole or in part, of any of the Secured Obligations is rescinded or must otherwise be restored or returned by the Administrative Agent or any holder of the Secured Obligations as a preference, fraudulent conveyance or otherwise under any bankruptcy, insolvency or similar law, all as though such payment had not been made.

12.	Amendments and Waivers. This Security Agreement and the provisions hereof may not be amended, waived, modified, changed, discharged or terminated except as set forth in Section 11.01 of the Credit Agreement.

13.	Successors in Interest. This Security Agreement shall create a continuing security interest in the Collateral and shall be binding upon each Grantor, its successors and assigns, and shall inure, together with the rights and remedies of the Administrative Agent and the holders of the Secured Obligations hereunder, to the benefit of the Administrative Agent and the holders of the Secured Obligations and their successors and Eligible Assignees; provided, however, that none of the Grantors may assign its rights or delegate its duties hereunder without the prior written consent of the requisite Lenders under the Credit Agreement. To the fullest extent permitted by law, each Grantor hereby releases the Administrative Agent and each holder of the Secured Obligations, their respective successors and assigns and their respective officers, attorneys, employees and agents, from any liability for any act or omission or any error of judgment or mistake of fact or of law relating to this Security Agreement or the Collateral, except for any liability arising from the gross negligence or willful misconduct of the Administrative Agent or such holder, or their respective officers, attorneys, employees or agents.

14.	Notices. All notices required or permitted to be given under this Security Agreement shall be given as provided in Section 11.02 of the Credit Agreement.

15.	Counterparts; Effectiveness. This Security Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall constitute an original, but all of which shall constitute a single contract. It shall not be necessary in making proof of this Security Agreement to produce or account for more than one such counterpart. Delivery of an executed counterpart of a signature page of this Security Agreement by telecopy or other electronic imaging means shall be effective as delivery of a manually executed counterpart of this Security Agreement.

16.	Headings. The headings of the sections and subsections hereof are provided for convenience only and shall not in any way affect the meaning or construction of any provision of this Security Agreement.

17.	Governing Law; Submission to Jurisdiction; Venue.

(a) THIS SECURITY AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 AND SECTION 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK) WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THAT WOULD REQUIRE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

(b) EACH GRANTOR IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS SECURITY AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING SHALL BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST

EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS SECURITY AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, ANY LENDER OR ANY L/C ISSUER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS SECURITY AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST ANY GRANTOR OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(c) EACH GRANTOR IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS SECURITY AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (b) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(a) SERVICE OF PROCESS.

(i) EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 11.02 OF THE CREDIT AGREEMENT. NOTHING IN THIS SECURITY AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

(ii) EACH GRANTOR HEREBY IRREVOCABLY APPOINTS THE COMPANY, AS ITS AGENT (THE “PROCESS AGENT”) TO RECEIVE ON BEHALF OF ITSELF AND ITS PROPERTY, SERVICE OF COPIES OF THE SUMMONS AND COMPLAINT AND ANY OTHER PROCESS WHICH MAY BE SERVED IN ANY ACTION OR PROCEEDING. SUCH SERVICE MAY BE MADE BY DELIVERING A COPY OF SUCH PROCESS TO THE APPLICABLE LOAN PARTY IN CARE OF THE PROCESS AGENT AT THE ADDRESS PROVIDED BY THE COMPANY FOR NOTICES IN SECTION 11.02 OF THE CREDIT AGREEMENT, AND EACH GRANTOR HEREBY AUTHORIZES AND DIRECTS THE PROCESS AGENT TO ACCEPT SUCH SERVICE ON ITS BEHALF

18.	Waiver of Right to Trial by Jury.

EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS SECURITY AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS SECURITY AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

19.	Severability. If any provision of this Security Agreement is determined to be illegal, invalid or unenforceable, such provision shall be fully severable and the remaining provisions shall remain in full force and effect and shall be construed without giving effect to the illegal, invalid or unenforceable provisions.

20.	Entirety. This Security Agreement, the other Loan Documents and the other documents relating to the Secured Obligations represent the entire agreement of the parties hereto and thereto, and supersede all prior agreements and understandings, oral or written, if any, including any commitment letters or correspondence relating to the Loan Documents, any other documents relating to the Secured Obligations, or the transactions contemplated herein and therein.

21.	Survival. All representations and warranties of the Grantors hereunder shall survive the execution and delivery of this Security Agreement, the other Loan Documents and the other documents relating to the Secured Obligations, the delivery of the Notes and the extension of credit thereunder or in connection therewith.

22.	Other Security. To the extent that any of the Secured Obligations are now or hereafter secured by property other than the Collateral (including, without limitation, real property and securities owned by a Grantor), or by a guarantee, endorsement or property of any other Person, then to the extent permitted by applicable law the Administrative Agent shall have the right to proceed against such other property, guarantee or endorsement upon the occurrence of any Event of Default and during the continuation thereof, and the Administrative Agent shall have the right, in its sole discretion, to determine which rights, security, liens, security interests or remedies the Administrative Agent shall at any time pursue, relinquish, subordinate, modify or take with respect thereto, without in any way modifying or affecting any of them or the Secured Obligations or any of the rights of the Administrative Agent or the holders of the Secured Obligations under this Security Agreement, under any of the other Loan Documents or under any other document relating to the Secured Obligations.

23.	Joint and Several Obligations of Grantors.

(a)	Subject to subsection (c) of this Section 23, each of the Grantors is accepting joint and several liability hereunder in consideration of the financial accommodation to be provided by the holders of the Secured Obligations, for the mutual benefit, directly and indirectly, of each of the Grantors and in consideration of the undertakings of each of the Grantors to accept joint and several liability for the obligations of each of them.

(b)	Subject to subsection (c) of this Section 23, each of the Grantors jointly and severally hereby irrevocably and unconditionally accepts, not merely as a surety but also as a co-debtor, joint and several liability with the other Grantors with respect to the payment and performance of all of the Secured Obligations arising under this Security Agreement, the other Loan Documents and any other documents relating to the Secured Obligations, it being the intention of the parties hereto that all the Secured Obligations shall be the joint and several obligations of each of the Grantors without preferences or distinction among them.

(c)	Notwithstanding any provision to the contrary contained herein, in any other of the Loan Documents or in any other documents relating to the Secured Obligations, the obligations of each Guarantor under the Credit Agreement and the other Loan Documents shall be limited to an aggregate amount equal to the largest amount that would not render such obligations subject to avoidance under Section 548 of the Bankruptcy Code or any comparable provisions of any applicable state law.

24.	Joinder. At any time after the date of this Security Agreement, one or more additional Persons may become party hereto by executing and delivering to the Administrative Agent a Joinder Agreement. Immediately upon such execution and delivery of such Joinder Agreement (and without any further action), each such additional Person will become a party to this Security Agreement as a “Grantor” and have all of the rights and obligations of a Grantor hereunder, and this Security Agreement and the schedules hereto shall be deemed amended by such Joinder Agreement.

[Signature Pages Follow]

Each of the parties hereto has caused a counterpart of this Security Agreement to be duly executed and delivered as of the date first above written.

GRANTORS:	FTI CONSULTING, INC., a Maryland corporation

	By:	/s/ David M. Johnson
Name: David M. Johnson
Title: Chief Financial Officer

FTI, LLC, a Maryland limited liability company
COMPASS LEXECON LLC, a Maryland limited liability company
FTI INTERNATIONAL LLC, a Maryland limited liability company
FTI CONSULTING LLC, a Maryland limited liability company
FTI GENERAL PARTNER LLC, a Maryland limited liability company
FTI HOSTING LLC, a Maryland limited liability company
FTI CONSULTING TECHNOLOGY LLC, a Maryland limited liability company
FTI CONSULTING TECHNOLOGY SOFTWARE CORP, a Washington corporation
FD MWA HOLDINGS INC., a Delaware corporation
FTI CONSULTING (SC) INC., a New York corporation
SPORTS ANALYTICS LLC, a Maryland limited liability company
FTI CONSULTING (GOVERNMENT AFFAIRS) LLC, a New York limited liability company
FTI CONSULTING REALTY LLC, a New York limited liability company
FTI CONSULTING ACUITY LLC, a Maryland limited liability company
FTI CONSULTING PLATT SPARKS LLC, a Texas limited liability company
WDSCOTT (US) INC., a New York corporation

	By:	/s/ Ronald Reno
Name: Ronald Reno
Title: Vice President, Chief Financial Officer and Treasurer

FTI INVESTIGATIONS, LLC, a Maryland limited liability company

	By:	/s/ Michael Pace
Name: Michael Pace
Title: President

The following party has caused a counterpart of this Security Agreement to be duly executed and delivered as of the date first above written.

GRANTOR:	GREENLEAF POWER MANAGEMENT LLC, a Maryland limited liability company

	By:	/s/ Ronald Reno
Name: Ronald Reno
Title: Vice President, Chief Financial Officer and Treasurer

Accepted and agreed to as of the date first above written.

BANK OF AMERICA, N.A.,
as Administrative Agent

By:	/s/ Ronaldo Naval
Name: Ronaldo Naval
Title: Vice President